UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2009
Campbell Strategic Allocation Fund, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-22260	52-1823554

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Campbell & Company, Inc.
2850 Quarry Lake Drive
Baltimore, Maryland 21209
(Address of principal executive offices)
(410) 413-2600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
The Campbell Strategic Allocation Fund, L.P. (“CSAF”) has appointed Horizon Cash Management L.L.C. (“Horizon”) and Wilmington Trust Investment Management LLC, a wholly owned subsidiary of Wilmington Trust Corporation (“Wilmington”), as cash managers (the “Cash Managers”) under investment advisory agreements dated July 8, 2009 to manage and control the excess margin requirements of CSAF. Wilmington is incorporated in the State of Georgia, U.S.A. and Horizon is organized under the laws of the State of Illinois, U.S.A. Both are registered as investment advisers with the Securities and Exchange Commission of the United States under the Investment Advisers Act of 1940.
CSAF has opened accounts at The Northern Trust Company (the “Custodian”), and has granted the Cash Managers limited powers of attorney over such accounts. Such powers of attorney give each Cash Manager authority to make certain investments, in accordance with agreed upon investment guidelines, on behalf of CSAF. Such investments include, but are not limited to, U.S. Treasury securities, securities issued by U.S. Government Agencies, high quality money-market securities and repurchase agreements. All securities purchased by the Cash Managers on behalf of CSAF will be held in its custody accounts at the Custodian. The Cash Manager will have no beneficial or other interest in the securities and cash in such custody account.

     SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P. by its General Partner Campbell & Company, Inc.
By:	/s/ Theresa D. Becks
Theresa D. Becks
President, Chief Executive Officer Campbell & Company, Inc.,

August 5, 2009